EIGHTH AMENDMENT TO THE
INTERFACE, INC. NONQUALIFIED SAVINGS PLAN II
(as amended and restated effective January 1, 2009)

    THIS AMENDMENT to the Interface, Inc. Nonqualified Savings Plan II (the “Plan”) is made by the Administrative Committee of the Plan (the “Administrative Committee”).

WITNESSETH:

    WHEREAS, Interface, Inc. (the “Company”) maintains the Plan for the benefit of its eligible key management and highly compensated employees; and

    WHEREAS, Section 9.1 of the Plan provides that the Administrative Committee has the right to amend the Plan at any time; and

    WHEREAS, the Company desires to amend the Plan to reinstitute matching contributions;

    NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2021:

1.Section 3.3 is amended to read as follows:
3.3    Matching Contributions.
(a)    Amount. The Administrative Committee shall credit to each Participant’s Account, for Plan Years beginning on or after January 1, 2021, a Matching Contribution equal to the difference between:
(i)    50% multiplied by the lesser of (A) the sum of the maximum amount of deferrals that the Participant could have made to the Savings and Investment Plan for such Plan Year, plus the Participant’s deferrals to the Plan for such Plan Year, or (B) 6% of the Participant’s Compensation for such Plan Year; and
(ii)    The amount of matching contributions that would have been made to the Participant’s account under the Savings and Investment Plan for such Plan Year assuming the Participant deferred the maximum amount permitted under the Savings and Investment Plan.
(b)    Time of Crediting. A Participant’s matching contributions for a Plan Year will be credited to his Account as of the earlier of (i) the date a Participant’s employment with the Controlling Company and all other members of the Controlled Group terminates during that Plan Year, or (ii) the first day of the immediately following Plan Year (or such other date or time as the Administrative Committee, in its sole discretion, determines from time-to-time).
2.Except as specified herein, the Plan shall remain in full force and effect.

    IN WITNESS WHEREOF, the Administrative Committee has caused its duly authorized member to execute this Amendment on the date written below.

ADMINISTRATIVE COMMITTEE
/s/ J. Gregory Minano
November 19, 2020

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